                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY




                                  $150,000,000

                                SEACOR SMIT INC.

                        7.20% SENIOR DEBENTURES DUE 2009

                               PURCHASE AGREEMENT



                                                              New York, New York
                                                              September 15, 1997

Salomon Brothers Inc
Credit Suisse First Boston Corporation
Bear, Stearns & Co. Inc.
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Ladies and Gentlemen:

                     SEACOR SMIT Inc., a Delaware corporation (the
"Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several initial purchasers named in Schedule I hereto (the "Purchasers"), $150,000,000 aggregate principal amount of 7.20% Senior Notes Due September 15, 2009 of the Company (the "Securities") in the amounts as set forth on Schedule I hereto to be issued under an Indenture dated as of September 22, 1997 (the "Indenture"), between the Company and First Trust National Association, as Trustee.

                     The sale of the Securities to the Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. You have advised the Company that the Purchasers will make an offering of the Securities purchased by them hereunder in accordance with Section 4 hereof on the terms set forth in the Offering Memorandum (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered.

                     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated September 5, 1997 (the "Preliminary Memorandum"), and a final offering memorandum, dated September 15, 1997 (the "Offering Memorandum"). Each of the Preliminary Memorandum and the Offering Memorandum sets forth certain information

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                                                                               2

concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Offering Memorandum in connection with the offering and resale by the Purchasers of the Securities. Any references herein to the Preliminary Memorandum or the Offering Memorandum shall be deemed to include all exhibits thereto and all documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Execution Time (as defined below); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Offering Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the Execution Time which is incorporated by reference therein.

                     Holders (including subsequent transferees) of the Securities will have the registration rights set forth in the Registration Agreement dated as of the Closing Date (the "Registration Agreement") to be entered into between the Company and the Purchasers. Pursuant to the Registration Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") an exchange offer registration statement or a shelf registration statement (each, a "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to register sales, or resales, of the Securities following the sale of the Securities contemplated hereby. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                     1.  Representations and Warranties.  (a)  The
                         ------------------------------
Company represents and warrants to, and agrees with, each Purchaser as set forth below in this Section 1(a):

                               (i) The Preliminary Offering Memorandum and the
                     Offering Memorandum and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Memorandum, based upon written information furnished to the Company by any Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. The
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                                                                               3

                     Company's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports, on the respective dates filed by the Company (collectively, the "Exchange Act Reports"), which have been filed by the Company with the Commission or sent to stockholders pursuant to the Exchange Act do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                               (ii) Assuming the accuracy of the representations
                     and warranties of the Purchasers and the compliance by the Purchasers with the covenants set forth in Section 1(b) hereof, the offer and sale of the Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Rule 144A thereunder and Regulation S ("Regulation S") under the Securities Act thereunder, and it is not necessary to qualify an indenture in respect of the Securities under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), except as contemplated by the Registration Agreement.

                               (iii) When the Securities are issued and
                     delivered pursuant to this Agreement, no securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

                               (iv) Neither the Company, nor any of its
                     affiliates, nor any person acting on its or their behalf
                     (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Securities or any security of the same class or series as the Securities or (ii) has offered or will offer or sell the Securities
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                                                                               4

                     (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S. Assuming the accuracy of the representations and warranties of the Purchasers and the compliance by the Purchasers with the covenants set forth in Section 1(b) hereof, the Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

                               (v) The Company is not an open-end investment
                     company, unit investment trust or face-amount certificate company that is or is required to be registered under
                     Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), nor is it a closed end investment company required to be registered, but not registered thereunder; and the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" as defined in the Investment Company Act.

                               (vi) The Company is subject to the reporting
                     requirements of Section 13 or 15(d) under the Exchange Act.

                               (vii) This Agreement has been duly authorized,
                     executed and delivered by the Company.

                               (viii) No consent, approval, authorization, or
                     order of, or filing with, any governmental agency or body
                     or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Agreement in connection with the issuance and sale of the Securities by the Company, except in connection with the registration of the Securities and the qualification of the Indenture pursuant to the Registration Agreement, and except as to state or foreign securities laws.
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                                                                               5

                               (ix) The Indenture has been duly authorized; and
                     when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), will have been duly executed and delivered; the Securities have been duly authorized; such Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Memorandum and the Indenture and such Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                               (x) Neither the Company nor any of its sub-
                     sidiaries has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum; and, since the respective dates as of which information is given in the Offering Memorandum, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Offering Memorandum.

                               (xi) The Company and its subsidiaries have good
                     title to all real and personal property owned by them free and clear of all liens, encumbrances and defects other than liens in respect of crews' wages, salaries, general average, demurrage, claims arising under maritime torts and maritime contract liens and except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to
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                                                                             6

                     be made of such property by the Company and its subsidiaries; any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting leases enforceable against them with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; since entering into the DnB Facility (as defined in the Offering Memorandum) on June 30, 1997, neither the Company nor any of its subsidiaries has granted or conveyed any mortgage or any other security interest with respect to any of its vessels; and since June 30, 1997, the only vessels the Company has sold are the SAN JOSE ISLAND and the EMMA McCALL II.

                               (xii) The Company has been duly incorporated and
                     is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Memorandum, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the general affairs, prospects, management, financial position, stockholders' equity or result of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

                               (xiii) The Company has an authorized capital-
                     ization as set forth under the heading "Capitalization" in the Offering Memorandum, and all of the outstanding shares of capital stock of the Company have been validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company incorporated by reference in the Offering Memorandum; and all of the outstanding shares of capital stock of each subsidiary of the Company have been validly authorized and issued, are fully paid and nonassessable and (except for directors'


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                                                                              7

                     qualifying shares and except as set forth in the Offering Memorandum) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                               (xiv) The Registration Agreement has been duly
                     authorized by the Company and, when executed and delivered, will conform in all material respects to the description thereof contained in the Offering Memorandum. The Registration Agreement when validly executed and delivered by the Company will constitute a valid and legally binding obligation of the Company and will be enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and except as the right to indemnity and contribution under the Registration Agreement may be limited by state or federal securities laws or the public policy underlying such laws.

                               (xv) The execution, delivery and performance of
                     the Indenture, this Agreement, the Registration Agreement and the issuance and sale of Securities and compliance with the terms and provisions thereof will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, stockholders' agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Amended By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals,

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                                                                              8

                     authorizations, registrations or qualifications as may be required (i) under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers and (ii) in connection with the registration of the Securities and the qualification of the Indenture pursuant to the Registration Agreement.

                               (xvi) Other than as set forth in the Offering
                     Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

                               (xvii) The Company is a citizen of the United
                     States within the meaning of Section 2 of the Shipping Act of 1916, as amended (the "Shipping Act") and is qualified to engage in the coastwise trade of the United States; the issue and sale of the Securities by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not cause the Company to cease to be a citizen of the United States within the meaning of
                     Section 2 of the Shipping Act or cause the Company to cease to be qualified to engage in the coastwise trade of the United States.

                               (xviii) The Company and its subsidiaries hold all
                     licenses, consents and approvals required by, and are in compliance with, all regulations of state, Federal and foreign governmental authorities that regulate the conduct of the business of the Company and its subsidiaries, except where the failure to hold any such license, consent or approval or to be in compliance with any such regulation would not have a Material Adverse Effect.

                               (xix) National Response Corporation ("NRC") has
                     been designated an Oil Spill Removal Organization by the U.S. Coast Guard pursuant to the Oil Pollution Act of 1990.

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                                                                              9



                               (xx) Except as disclosed in the Offering
                     Memorandum, there are no contracts, agreements or understandings between the Company and any person relating to the offering of the Securities that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder's fee or other like payment.

                     (b) Each Purchaser severally represents and warrants to, and agrees with the Company as set forth below in this Section 1(b) (terms used in this Section 1(b) that are defined in Rule 144A or Regulation S under the Securities Act are used herein as defined therein).

                               (i) Each Purchaser severally represents and
                     warrants to the Company that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

                               (ii) Each Purchaser severally acknowledges that
                     the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except in accordance with Regulation S or pursuant to Rule 144A under the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Securities, and will offer and sell the Securities
                     (A) as part of its distribution at any time and (B) otherwise, until 40 days after the later of the commencement of the sale of the offering and the latest Closing Date, only in accordance with Rule 903 or Rule 144A under the Securities Act ("Rule 144A"). Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Securities and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities from it during the restricted period a confirmation or notice to substantially the following effect:

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                                                                             10


                               "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise, until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

                               (iii) Each Purchaser severally agrees that it and
                     each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.

                               (iv) Each Purchaser severally agrees that it and
                     each of its affiliates will not offer or sell the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                               (v) Each of the Purchasers severally represents
                     and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Securities will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary

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                                                                            11


                     activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

                     2. Purchase and Sale. Subject to the terms and conditions
                        -----------------
and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 99.20% of the principal amount thereof, plus accrued interest from September 22, 1997 to the Closing Date (as hereinafter defined), the respective principal amounts of the Securities set forth opposite such Purchaser's name in Schedule I hereto.

                     3.  Delivery and Payment.  The Company will
                         --------------------
deliver against payment of the purchase price the Securities in the form of one or more permanent global Securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Memorandum. Payment for the Securities shall be made by the Purchasers in Federal (same day) funds by wire transfer to an account previously designated to Salomon Brothers Inc by the Company at a bank acceptable to Salomon Brothers Inc drawn to the order of such payee as designated by the Company in writing to the Purchasers at the office of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 at 9:30 A.M. (New York time), on September 22, 1997, or at such other time not later than seven full business days

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                                                                             12


thereafter, as Salomon Brothers Inc and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities. The Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore at least 24 hours prior to the Closing Date.

                     The Company agrees to have the Securities available for inspection, checking and packaging by the Purchasers in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

                     4.  Agreements.
                         ----------

                     (a)  The Company agrees with the several
           Purchasers that:

                               (i) The Company will advise Salomon Brothers Inc
                     promptly of any proposal to amend or supplement the Offering Memorandum and will not effect such amendment or supplementation without Salomon Brothers Inc's consent, if, at any time prior to the completion of the resale of the Securities by the Purchasers, any event occurs as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Memorandum to comply with any applicable law, the Company promptly will notify Salomon Brothers Inc of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither Salomon Brothers Inc's consent to, nor the Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                               (ii) During the period that the Securities are
                     outstanding, the Company will furnish to Salomon Brothers Inc and upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Salomon Brothers Inc and,


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                                                                             13


                     upon request, to each of the other Purchasers as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders.

                               (iii) The Company will furnish to Salomon
                     Brothers Inc copies of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to such documents, in each case as soon as available and in such quantities as Salomon Brothers Inc reasonably requests, and the Company will furnish to Salomon Brothers Inc promptly after the date hereof four copies of the Offering Memorandum signed by a duly authorized officer of the Company. At any time when the Company is not subject to
                     Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to Salomon Brothers Inc (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provisions thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Securities. The Company will pay the expenses of printing and distributing to the Purchaser(s) all such documents.

                               (iv) The Company will arrange for the
                     qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as Salomon Brothers Inc designates and will continue such qualification in effect so long as required for the resale of the Securities by the Purchasers, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

                               (v) During the period of two years after the
                     Closing Date, the Company will, upon request, furnish to Salomon Brothers Inc, each of the other

                     Purchasers and any holder of Securities a description of the restrictions on transfer applicable to the Securities.

                               (vi) During the period of two years after the
                     Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them.

                               (vii) During the period of two years after the
                     Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and is not, and will not be or become, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

                               (viii) The Company will pay all expenses
                     incidental to the performance of its obligations under this Agreement and the Indenture, including (i) the fees and expenses of the Trustee and its professional advisers and
                     (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the Securities, the Indenture, the Preliminary Offering Memorandum, the Offering Memorandum and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities. The Company will also pay or reimburse the Purchasers (to the extent incurred by them) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions in the United States and Canada as Salomon Brothers Inc designates and the printing of memoranda relating thereto for any fees charged by investment rating agencies for the rating of the Securities, and for expenses incurred in distributing the Preliminary Offering Memorandum and the Offering Memorandum (including any amendments and supplements thereto) to the Purchasers.

                               (ix) In connection with the Offering, until
                     Salomon Brothers Inc shall have notified the

                     Company and the other Purchasers of the completion of the resale of the Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Securities or attempt to induce any person to purchase any Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.


                     5.  Conditions to the Obligations of the
                         ------------------------------------
Purchasers. The obligations of the Purchasers to purchase the Securities, shall
----------
be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of their respective obligations hereunder and to the following additional conditions precedent:

                     (a) The Company shall have furnished to the Purchasers the opinion of Weil, Gotshal & Manges LLP, counsel for the Company, dated the Closing Date, to the effect that:

                               (i) the Company is a corporation duly
                     incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of SEACOR Worldwide Inc., SEACOR Marine Inc., SEACOR-SMIT Offshore (International) Inc., SEACOR- SMIT Offshore I Inc., Graham Boats Inc. and Graham Offshore Inc. (each a "Delaware Subsidiary" and collectively, the "Delaware Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Company and the Delaware Subsidiaries has all requisite corporate power and authority to own its properties and to conduct its business as described or incorporated by reference in the Offering Memorandum;

                               (ii) the Indenture has been duly authorized,
                     executed and, when delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought at law or in equity); the Securities have been duly authorized by the Company for issuance and, when executed and delivered by the Company (and assuming the due authorization, execution and delivery of the Indenture by the Trustee and the execution and authentication of the Securities in the manner prescribed by the Indenture by a duly authorized officer of the Trustee), will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought at law or in equity); the Securities conform to the description thereof contained in the Offering Memorandum;

                               (iii) the Company is not an "investment company"
                     within the meaning of, and is not registered or otherwise required to be registered under, the Investment Company Act of 1940, as amended;

                               (iv) to the knowledge of such counsel, there is
                     no action, suit or proceeding pending before or threatened by any court or public or governmental authority or arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Offering Memorandum which is not adequately disclosed or incorporated by reference in the Offering Memorandum;

                               (v) the Company has all requisite corporate power
                     and authority to execute and deliver the Purchase Agreement and to perform its obligations thereunder; the execution, delivery and performance of the Purchase Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company; the Purchase Agreement has been duly authorized, executed and delivered by the Company;

                               (vi) no consent, approval, waiver, license,
                     permit, authorization or other action by or filing with any New York, Delaware corporate or United States governmental authority is required in connection with the issuance and sale by the Company to the Purchasers on the Closing Date of the Securities, or the consummation by the Company of the transactions contemplated by the Purchase Agreement, the Indenture or the Registration Agreement, except for (i) state securities or "blue sky" laws, rules or regulations, and maritime and admiralty laws, rules and regulations, and
                     (ii) with respect to the Registration Agreement only, filings and other actions required pursuant to the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder, as to all of which we express no opinion, and those consents, approvals, waivers, licenses, permits or authorizations which have heretofore been obtained;

                               (vii) none of the issuance and sale by the
                     Company of the Securities pursuant to the Purchase Agreement, the execution and delivery of the Purchase Agreement, the Indenture or the Registration Agreement, the compliance by the Company with the terms and provisions thereof, or the consummation by the Company of any of the transactions contemplated thereby, will conflict with, constitute a default under, or violate (i) any of the terms, conditions or provisions of the Restated Certificate of Incorporation or Amended By-laws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, of which we are aware,
                     (iii) any New York, Delaware corporate or United States federal law or regulation (other than United States federal and state securities or "blue sky" laws, rules and regulations, as to which such counsel need not express any opinion in this paragraph and maritime and admiralty laws, rules and regulations, as to which such counsel need not express any opinion), or (iv) any judgment, writ, injunction, decree or order of any court or governmental authority binding on the Company or any of its subsidiaries (other than public or governmental authorities having jurisdiction over maritime or admiralty matters or who promulgate, enforce or interpret any maritime or admiralty laws, rules or regulations, as to which such counsel need not express any opinion) of which such counsel is aware;

                               (viii) neither the registration of the Securities
                     under the Securities Act, nor the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, with respect thereto, is required for the offer and sale of the Securities by the Company to the Purchasers or the reoffer and resale of the Securities by the Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum;

                               (ix) the outstanding shares of capital stock of
                     each Delaware Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned of record and, to such counsel's knowledge, beneficially, by the Company either directly or indirectly through wholly owned subsidiaries, free and clear, to such counsel's knowledge, of all liens, security interests, encumbrances or claims;

                               (x) the Company's authorized capitalization is as
                     set forth in the Offering Memorandum under the caption "Capitalization" and all of the outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid and are nonassessable;

                               (xi) the Registration Agreement has been duly
                     authorized by the Company and, when executed and delivered, will conform in all material respects to the description thereof contained in the Offering Memorandum; the Registration Agreement, when validly executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company and will be enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto;

                               (xii) except as disclosed in the Offering
                     Memorandum or as exhibits to documents incorporated by reference in the Offering Memorandum, no holders of securities of the Company have rights to the registration of such securities under the Restated Certificate of Incorporation of the Company or pursuant to the terms of any agreement to which the Company is a party, of which such counsel is aware;

                               (xiii) the statements in the Offering Memorandum
                     under the caption "Description of Notes" insofar as they describe the provisions of the documents and instruments therein described, constitute fair summaries thereof accurate in all material respects, and the statements in the Offering Memorandum under the caption "Certain United States Federal Income Tax Considerations for Non-U.S. Holders" insofar as they purport to describe federal income tax laws of the United States fairly present in all material respects the information set forth therein.

                               In rendering such opinion, such counsel may rely
           (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States or the corporation law of the State of Delaware, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Offering Memorandum in this paragraph (b) include any supplements thereto on or prior to the Closing Date.

                               In addition to the foregoing, such counsel shall state that it has participated in conferences with directors, executive officers and other representatives of the Company, representatives of the Purchasers and their counsel and representatives of the Company's independent public accountants, at which conferences the contents of the Offering Memorandum and related matters were discussed, and although such counsel has not independently verified and has not passed upon or assumed any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, no facts have come to such counsel's attention to lead it to believe that the Offering Memorandum and any further amendments or supplements thereto as of their respective dates and on the date of such opinion letter contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any view with respect to the financial statements and related notes, the financial statement schedules and the other financial, statistical and accounting data included in the Offering Memorandum).

                     (b) The Company shall have furnished to the Purchasers the opinion of De Brauw Blackstone Westbroek, Netherlands counsel for the Company, dated the Closing Date, in form and substance satisfactory to you, to the effect that each of SEACOR-SMIT Offshore I B.V. and SEACOR-SMIT Holdings B.V. (each a "Netherlands Subsidiary" and collectively the "Netherlands Subsidiaries") has been duly incorporated and is validly existing under the laws of the Netherlands as a private company with limited liability, with full corporate power and authority to own its properties and conduct its business within the scope of its objects clause as set forth in its articles of association; all the outstanding shares of capital stock of each Netherlands Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Offering Memorandum, all outstanding shares of capital stock of the Netherlands Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any pledge, right of usufruct or attachment.

                     (c) The Company shall have furnished to the Purchasers the opinion of Fort & Schlefer, special counsel for the Company, dated the Closing Date, in form and substance satisfactory to you, to the effect that SEACOR-SMIT Offshore (Worldwide) Ltd. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Bahamas, with full corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum; all the outstanding shares of capital stock of SEACOR-SMIT Offshore (Worldwide) Ltd. have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of SEACOR-SMIT Offshore (Worldwide) Ltd. are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances.

                     (d) The Company shall have furnished to the Purchasers the opinion of Fort & Schlefer, special regulatory counsel for the Company, dated the Closing Date, to the effect that:

                               (i) the issue and sale of the Securities and the
                     compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or violate or constitute a default under, (a) any U.S. Federal maritime or admiralty law or regulation, or (b) any judgment, writ, injunction, decree or order binding on the Company or any of its subsidiaries of which such counsel is aware of any U.S. Federal court or governmental authority having jurisdiction over any maritime or admiralty matters or who enforce or interpret any maritime or admiralty laws or promulgate any regulations as to such matters;

                               (ii) no consent, approval, waiver, license or
                     other authorization by or filing with any U.S. Federal maritime or admiralty governmental authority is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated herein;

                               (iii) on the Closing Date, the Company is a
                     citizen of the United States within the meaning of
                     Section 2 of the Shipping Act and was qualified to operate vessels in the coastwise trade of the United States; and

                               (iv) the statements in the Company's Form 10-K
                     for the year ended December 31, 1996 (the"10-K") under the captions "Business--Offshore Marine Services--Government Regulation--Domestic Regulation" and "--Foreign Regulation" fairly identify the domestic governmental and international maritime regulation to which the Company is subject.

                     In rendering such opinion, such counsel may rely
(A) as to matters involving the application of laws of any jurisdiction other than the District of Columbia or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchasers and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Offering Memorandum in this paragraph (d) include any supplements thereto at the Closing Date.

                     (e) The Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Offering Memorandum (other than the financial statements and related schedules therein, as to which such counsel need express no view), the exemption from registration for the offer and sale of the Securities by the Company to the several Purchasers and the resales by the several Purchasers as contemplated hereby and other related matters as the Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                     (f) The Company shall have furnished to the Purchasers a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Memorandum together with any supplements thereto, and this Agreement and that:

                               (i) the representations and warranties of the
                     Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                               (ii) since the date of the most recent financial
                     statements incorporated by reference in the Offering Memorandum (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any supplement thereto).

                     (g) At the Execution Time and at the Closing Date, Arthur Andersen LLP shall have furnished to the Purchasers a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Purchasers, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder and stating in effect that:

                               (i) in their opinion the audited financial
                     statements and financial statement schedules and pro forma financial statements included or incorporated in the Offering Memorandum and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                               (ii) on the basis of a reading of the latest
                     unaudited financial statements made available by the Company and its subsidiaries; their limited review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited interim financial information for the six-month period ended June 30, 1997, and as at June 30, 1997, as indicated in their report incorporated by reference in the Offering Memorandum; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for finan-cial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1996, nothing came to their attention which caused them to believe that:

                                          (1) any unaudited financial statements
                               included in the Offering Memorandum do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Offering Memorandum;

                                          (2) with respect to the period subse
                               quent to June 30, 1997, there were any changes, at a specified date not more than three business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its subsidiaries as compared with the amounts shown on the June 30, 1997, consolidated balance sheet included or incorporated by reference in the Offering Memorandum, or for the period from July 1, 1997, to such specified date there were any decreases, as compared with the corresponding period in the preceding year in operating income, net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchasers;

                               (iii) they have performed certain other speci-
                     fied procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Offering Memorandum and the documents incorporated by reference therein, including the information set forth under the captions "Summary", "Risk Factors", "Use of Proceeds" and "Capitalization", and certain other specified information incorporated by reference in the Offering Memorandum agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                               (iv) on the basis of a reading of the unaudited
                     pro forma financial statements incorporated by reference in the Offering Memorandum (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X.

                     References to the Offering Memorandum in this paragraph (g) include any supplement thereto at the date of the letter.

                     (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchasers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Offering Memorandum (exclusive of any supplement thereto).

                     (i) Subsequent to the Execution Time, there shall not have been (i) any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, (ii) any suspension of trading in the Company's Common Stock by the Commission or the New York Stock Exchange, Inc. or any suspension or limitation of trading in securities generally on the New York Stock Exchange, Inc. or The Nasdaq Stock Market's National Market or any establishment of minimum prices on either of such Exchange or Market System, (iii) any declaration of a banking moratorium either by Federal or New York State authorities or (iv) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchasers, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Offering Memorandum (exclusive of any supplement thereto).

                     (j) Prior to the Closing Date, the Company shall have furnished to the Purchasers such further information, certificates and documents as the Purchasers may reasonably request.

                     (k) The Registration Agreement shall have been duly executed and delivered by the Company.

                     If any of the conditions specified in this
Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchasers and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Purchasers. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                     The documents required to be delivered by this
Section 5 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Purchasers, at Worldwide Plaza, 825 Eighth Avenue, New York, New York, on the Closing Date.

                     6.  Reimbursement of Purchasers' Expenses.  If the
                         -------------------------------------
sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Purchasers, the Company will reimburse the Purchasers severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                     7.  Indemnification and Contribution.  (a)  The
                         --------------------------------
Company agrees to indemnify and hold harmless each Purchaser, the directors, officers, employees and agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or any amendment or supplement thereto, or the incorporated Exchange Act Reports, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Purchaser, promptly after the receipt of demand therefor accompanied by an invoice in reasonable detail, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any

Purchaser through Salomon Brothers Inc specifically for inclusion therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Purchaser that sold the Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Purchaser and any such loss, claim, damage or liability of such Purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Offering Memorandum (exclusive of any material included therein but not attached thereto) if the Company had previously furnished copies thereof to such Purchaser. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                     (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Purchaser, but only with reference to written information relating to such Purchaser furnished to the Company by or on behalf of such Purchaser through Salomon Brothers Inc specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Offering Memorandum furnished on behalf of each
Purchaser: The last paragraph at the bottom of the cover page concerning the terms of the offering by the Purchasers, the legend concerning stabilizing on page three of the Offering Memorandum, the second sentence of the second paragraph and the sixth paragraph, each under the caption "Plan of Distribution." This indemnity agreement will be in addition to any liability which any Purchaser may otherwise have.

                     (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or
(b) above unless and to the
     extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to repre- sent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one firm of such separate counsel plus one firm of counsel in each local jurisdiction where the employment of separate local counsel is necessary or material to the defense of an action by the indemnified party if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest,
     (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party,
     (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                     (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchasers agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, and one or more of the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Purchasers, respectively, from the offering of the Securities; provided, however, that in no case shall any Purchaser (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Purchasers shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Purchasers, respectively, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. For the purpose of this subparagraph 7(d), benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Purchasers shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Offering Memorandum. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Purchasers. The Company and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                     8. Default by a Purchaser. If any one or more
                        ----------------------
Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Purchaser or Purchasers hereunder on the Closing Date and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Purchasers) the Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the total principal amount of Securities that the Purchasers are obligated to purchase on such Closing Date, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Purchasers do not purchase all the Securities to be purchased on such Closing Date, this Agreement will terminate without liability to any nondefaulting Purchaser or the Company. In the event of a default by any Purchaser as set forth in this Section 8, such Closing Date shall be postponed for such period, not exceeding seven days, as the Purchasers shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Company and any nondefaulting Purchaser for damages occasioned by its default hereunder. As used in this Agreement, the term "Purchaser" includes any person substituted for a Purchaser under this Section.

                     9. Representations and Indemnities to Survive.
                        ------------------------------------------
The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancelation of this Agreement.

                     10.  Notices.  All communications hereunder will be
                          -------
in writing and effective only on receipt, and, if sent to the Purchasers, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven

World Trade Center, New York, New York, 10048, Attention: Investment Banking Department; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1370 Avenue of the Americas, 25th Floor, New York, New York 10019, attention of Randall Blank.

                     11.  Successors.  This Agreement will inure to the
                          ----------
benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 7 hereof, and no other person will have any right or obligation hereunder.

                     12.  Representation of Purchasers.  Salomon
                          ----------------------------
Brothers Inc will act for the several Purchasers in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Purchasers jointly or by Salomon Brothers Inc will be binding upon all the Purchasers.

                     13.  Applicable Law.  This Agreement shall be governed
                          --------------
by and construed in accordance with the laws of the State of New York without regard to principle of conflicts of laws.

                     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                     14.  Counterparts.  This Agreement may be executed
                          ------------
by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Purchasers.


                                Very truly yours,


                                SEACOR SMIT Inc.


                                By:  /s/ Randall Blank
                                    --------------------------
                                    Name: Randall Blank
                                    Title: Executive Vice President
                                           Chief Financial Officer
                                            and Secretary



The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Brothers Inc
Credit Suisse First Boston Corporation
Bear, Stearns & Co. Inc.

   By:  Salomon Brothers Inc

      By: /s/ Mark Renton
         ------------------------
          Name: Mark Renton
          Title: Director

                                   Schedule I

                                   Purchasers


                                                              Principal
Purchasers                                                    Amount
----------                                                    -------

Salomon Brothers Inc.......................................  $50,000,000
Bear, Stearns & Co. Inc....................................   50,000,000
Credit Suisse First Boston Corporation.....................   50,000,000
                                                              ...........

           TOTAL                                            $150,000,000